For More Information:
Joe Donabauer	Laura Perry
Vice President and Controller	Stern Investor Relations
(201) 802-7245	(212) 362-1200
Memory Pharmaceuticals Reports Third Quarter 2006 Financial Results
MONTVALE, N.J., November 9, 2006 — Memory Pharmaceuticals Corp. (Nasdaq: MEMY), a biopharmaceutical company focused on the discovery and development of innovative drug candidates for the treatment of a broad range of central nervous system (CNS) conditions, today reported its financial results for the three and nine months ended September 30, 2006.
“Over the past few months, we have strengthened our financial position and reported important advancements with our clinical program for MEM 1003 and our other preclinical programs,” said Jim Sulat, President and Chief Executive Officer. “As a result of continued progress with our preclinical programs, we achieved key milestones and secured research funding commitments for 2007 from our partners, which together with our recent PIPE financing will provide us with the resources to complete our ongoing proof-of-concept trials for MEM 1003 in Alzheimer’s disease and bipolar disorder, as well as our planned Phase 2a trial for MEM 3454.”
For the three months ended September 30, 2006, the Company reported a net loss of $9.8 million, or $0.26 per share, compared to a net loss of $11.2 million, or $0.42 per share, for the comparable period in 2005. Net income includes a non-cash gain of $0.3 million related to the warrants issued in the Company’s September 2005 private placement and a non-cash charge of $0.7 million related to Statement of Financial Accounting Standards 123R, “Share-based Payments” (SFAS 123R). For the three months ended September 30, 2006, after removing the effects of the two non-cash items noted above, the Company’s non-GAAP net loss was $9.5 million, or $0.25 per share.
For the nine months ended September 30, 2006, the Company reported a net loss of $16.4 million, or $0.43 per share, compared to a net loss of $28.0 million, or $1.24 per share, for the comparable period in 2005. The 2006 net loss includes a non-cash gain of $5.8 million related to the warrants issued in the Company’s September 2005 private placement and a non-cash charge of $2.1 million related to SFAS 123R. For the nine months ended September 30, 2006, after removing the effects of the two non-cash items noted above, the Company’s non-GAAP net loss was $20.1 million, or $0.53 per share.
In connection with the Company’s September 2005 private placement, the Company agreed to file a registration statement with the Securities and Exchange Commission to register for resale the shares of common stock, and the shares of common stock issuable upon the exercise of the warrants, sold in the private placement. The Company is required to keep this registration statement effective for a maximum of two years and will be required to pay certain cash penalties if it does not meet its registration obligations. As a result of the potential magnitude for penalties if the Company fails to meet this obligation, GAAP requires that the fair value of the warrants issued in the private placement be classified as a liability on the Company’s Balance Sheet, with the change in fair value recognized in the Company’s Statement of Operations as unrealized gains or losses. In calculating non-GAAP earnings, management excludes any unrealized gains or losses on the warrants in addition to the expense associated with SFAS 123R. A reconciliation of GAAP to non-GAAP earnings is presented in the tables at the end of this press release.
The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance and evaluates management’s effectiveness with specific reference to these indicators. Non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Unless otherwise noted, all numbers presented herein are in accordance with GAAP.
For the three months ended September 30, 2006, the Company reported revenue of $2.0 million, compared to revenue of $2.5 million for the same period in 2005. For the nine months ended September 30, 2006, revenue was $6.7 million, compared to revenue of $7.4 million for the same period in 2005. Revenue relates to the Company’s two agreements with Hoffmann La-Roche, one of which is for the development of PDE4 inhibitors and the other for the development of nicotinic alpha-7 agonists, and the Company’s agreement with Amgen for the development of PDE10 inhibitors . This revenue includes the amortization of upfront non-refundable fees and milestone payments, in addition to payments received for research and development funding.
Research and development expenses for the third quarter of 2006 were $10.0 million compared to $7.8 million for the comparable period in 2005. The $2.2 million increase included $2.3 million in increased costs associated with the clinical development of MEM 1003 and MEM 3454 and $0.2 million in increased personnel and personnel-

related costs. Personnel and personnel-related costs in 2006 include a $0.4 million non-cash compensation charge related to SFAS 123R.
Research and development expenses for the nine months ended September 30, 2006 were $23.3 million compared to $25.5 million for the nine months ended September 30, 2005. The $2.2 million decrease included $1.0 million in reduced costs associated with the clinical development of MEM 1003 and MEM 3454, $1.3 million related to a 2005 non-cash compensation charge for the modification of vested stock options held by our former president and $0.9 million in reduced personnel and personnel-related costs. The decrease was partially offset in 2006 by a $1.1 million non-cash compensation charge related to SFAS 123R.
General and administrative expenses for the three months ended September 30, 2006 were $2.4 million, compared to $2.1 million for the comparable period in 2005. The current period includes a $0.1 million reduction in legal and patent fees offset by a $0.4 million increase in personnel and personnel-related costs. Included in the personnel related costs in 2006 is a non-cash compensation charge of $0.3 million related to SFAS 123R.
General and administrative expenses for the nine months ended September 30, 2006 were $6.7 million compared to $6.4 million for the nine months ended September 30, 2005. The current period includes a non-cash compensation charge of $1.0 million related to SFAS 123R partially offset by decreased personnel costs of $0.3 million and decreased legal and patent fees of $0.4 million.
At September 30, 2006, the Company had cash, cash equivalents and marketable securities of approximately $24.9 million, compared to $44.1 million at December 31, 2005. In early October, the Company announced that it had entered into a definitive purchase agreement for a private placement of common stock and warrants. The first tranche of the financing closed on October 16, 2006, and resulted in gross proceeds to Memory Pharmaceuticals of $26.7 million. The Company expects that its existing cash, cash equivalents, and marketable securities, together with payments required to be made under its collaboration agreements, plus the proceeds of the first tranche of the financing in October, will be sufficient to fund operating expenses, repayment of equipment notes, and capital equipment requirements into 2008.

Third Quarter Highlights and Recent Developments
•	Advanced Clinical Development Programs

Amended Protocol in Phase 2a Trial for MEM 1003 in Alzheimer’s Disease. In August 2006, Memory Pharmaceuticals began enrolling patients under an amended protocol for its Phase 2a trial of MEM 1003 in Alzheimer’s disease in order to accelerate patient enrollment and expand the patient profile. The Company expects to complete this trial during the first half of 2007.

Initiated Phase 2a Trial of MEM 1003 in Bipolar Disorder. In September 2006, Memory Pharmaceuticals announced the dosing of the first subject in a Phase 2a trial of MEM 1003 in patients with acute mania in bipolar disorder. The Company is conducting the trial as part of its agreement with The Stanley Medical Research Institute (SMRI), which is providing funding support for this Phase 2a clinical trial of MEM 1003. The Company expects to complete this trial in the first half of 2007.

Achieved Milestone for Development of MEM 3454 from Roche. In October 2006, Memory Pharmaceuticals announced that Roche elected to maintain its option to obtain an exclusive license for MEM 3454, the lead compound from the companies’ nicotinic alpha-7 receptor agonist alliance, triggering a milestone payment to the Company of $2.0 million. Roche’s decision was based upon Memory Pharmaceuticals’ Phase 1 work on MEM 3454, which satisfied a set of criteria that was pre-defined by Roche.

Company Submits Supplementary Information in Support of IND for MEM 3454 Phase 2a Clinical Trial. The Company reported today that it has submitted supplementary information to the FDA to facilitate the FDA’s review of the September 2006 IND for the proposed Phase 2a clinical trial of MEM 3454 in Alzheimer’s disease, which was placed on clinical hold in October. The information submitted included further explanations of revisions that were made to certain toxicology reports that were submitted with the Company’s first IND for this trial.

•	Continued Progress with Preclinical Programs, Triggering Funding Commitments for 2007

Achieved Milestone for Development of MEM 63908 under Nicotinic Alpha-7 Receptor Agonist Program with Roche. In July 2006, Memory Pharmaceuticals achieved a set of defined preclinical milestones in its collaboration with Roche for the discovery and development of nicotinic alpha-7 receptor agonists for the treatment of neurological and psychiatric disorders, triggering a commitment from Roche to provide approximately $2.3 million in research funding to Memory Pharmaceuticals during 2007. The milestone was related to progress in the preclinical development of MEM 63908, the second named development candidate in the Company’s nicotinic alpha-7 agonist program.

Achieved Milestone in PDE10 Collaboration with Amgen; Amgen to Increase Research Funding in 2007. In September 2006, Memory Pharmaceuticals announced it had achieved a $2.0 million milestone related to its PDE10 collaboration with Amgen, a strategic alliance entered into in October 2005 focused on the development of PDE10 inhibitors as potential treatments for certain neurological and psychiatric disorders. The achievement of the milestone was triggered by preclinical work on PDE10 inhibitors, which satisfied a set of criteria that was pre-defined by Amgen.

In addition, Amgen will increase its research funding commitment for the second year of the PDE10 collaboration to $3.9 million. During the first twelve months of the collaboration, Amgen provided $3.3 million in research funding.

•	Strengthened Financial Position

Announced Private Placement. In early October, the Company entered into a definitive purchase agreement for a private placement of approximately 28.2 million shares of common stock at a price of $1.11 per share and warrants for the purchase of approximately 7.1 million additional shares of common stock at an exercise price of $1.33 per share. The first tranche of the financing closed on October 16, 2006, and resulted in gross proceeds to Memory Pharmaceuticals of $26.7 million. The closing of the second tranche, which is subject to stockholder approval, is expected to raise an additional $5.5 million. The Company intends to call a special stockholders meeting to approve the second tranche as soon as practicable.
Conference Call and Webcast Information
Memory Pharmaceuticals will hold a conference call on Thursday, November 9, 2006, at 9:00 a.m. ET to discuss the Company’s third quarter 2006 financial results. The conference call will also be broadcast live from the “Investors” section of the Company’s website. Memory Pharmaceuticals’ senior management will host the conference call. Investors and other interested parties may access the call as follows:

Date:	Thursday, November 9, 2006
Time:	9:00 a.m. ET

Telephone (U.S.):	800-299-9086
Telephone (international):	617-786-2903
Participant Passcode:	87308676
Webcast:	http://www.memorypharma.com under the “Investors” section
An audio replay of the conference call will be available from 11:00 a.m. ET on Thursday, November 9, 2006, until Thursday, November 16, 2006. To access the replay, please dial 888-286-8010 (U.S.) or 617-801-6888 (international) and enter passcode number 44660408. An audio replay of the conference call will also be available under the “Investors” section of the Company’s website during the same period.
About the Company
Memory Pharmaceuticals Corp., a biopharmaceutical company, is focused on developing innovative drugs for the treatment of debilitating CNS disorders such as Alzheimer’s disease, schizophrenia, depression and bipolar disorder. For additional information, please visit our website at http://www.memorypharma.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or Memory Pharmaceuticals’ prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including the risks and uncertainties associated with: obtaining additional financing to support Memory Pharmaceuticals’ R&D and clinical activities and operations; conducting preclinical and clinical trials of Memory Pharmaceuticals’ drug candidates that demonstrate these candidates’ safety and effectiveness; obtaining regulatory approvals to conduct clinical trials and to commercialize Memory Pharmaceuticals’ drug candidates; Memory Pharmaceuticals’ ability to enter into and maintain collaborations with third parties for its drug development programs; Memory Pharmaceuticals’ dependence on its collaborations and its license relationship with Bayer; achieving milestones under Memory Pharmaceuticals’ collaborations; Memory Pharmaceuticals’ dependence on third-party preclinical or clinical research organizations, manufacturers and consultants; and protecting the intellectual property developed by or licensed to Memory Pharmaceuticals. These and other risks are described in greater detail in Memory Pharmaceuticals’ filings with the Securities and Exchange Commission. Memory Pharmaceuticals may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Memory Pharmaceuticals disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

MEMORY PHARMACEUTICALS CORP.
CONDENSED STATEMENTS OF OPERATIONS
(in thousands — except share and per share information)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenue	$1,958	$2,490	$6,682	$7,411
Operating expenses:

Research and development	10,044	7,765	23,266	25,510

General and administrative	2,376	2,143	6,677	6,425

Total operating expenses	12,420	9,908	29,943	31,935

Loss from operations	(10,462)	(7,418)	(23,261)	(24,524)

Unrealized gain/(loss) on warrants	308	(3,884)	5,801	(3,884)

Interest income, net	340	122	1,088	375

Net loss before income taxes	(9,814)	(11,180)	(16,372)	(28,033)
Income taxes	9	3	8	7

Net loss attributable to common stockholders	$(9,823)	$(11,183)	$(16,380)	$(28,040)

Basic and diluted net loss per share of common stock	$(0.26)	$(0.42)	$(0.43)	$(1.24)

Basic and diluted weighted average number of shares of common stock outstanding	37,923,706	26,420,436	37,835,147	22,661,235

Non-GAAP net loss attributable to common stockholders[1]	$(9,458)	$(7,299)	$(20,119)	$(24,156)

Non-GAAP basic and diluted net loss per share of common stock[1]	$(0.25)	$(0.28)	$(0.53)	$(1.07)

[1]	Non-GAAP net loss and per share amounts for the three and nine months ended September 30, 2006, increased by $308 and $5,801, respectively, representing the unrealized gain on warrants, and were decreased by $673 and $2,062, respectively, representing the non-cash charge associated with SFAS 123R. Non-GAAP net loss and per share amounts for the three and nine months ended September 30, 2005, both increased by $3,884 representing the unrealized loss on warrants.

MEMORY PHARMACEUTICALS CORP.
CONDENSED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2006	December 31, 2005
ASSETS
Cash, cash equivalents and marketable securities	$24,900	$44,079
Other current assets	1,285	2,562
Restricted cash	505	505
Property and equipment, net	7,794	9,167

Total assets	$34,484	$56,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities (excluding deferred revenue)	$7,014	$5,901
Warrant Liability	2,676	8,477

Equipment notes payable, less current portion	500	1,089

Deferred revenue	17,438	19,895

Total liabilities	27,628	35,362
Stockholders’ equity	6,856	20,951

Total liabilities and stockholders’ equity	$34,484	$56,313